EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-128691) of Franklin Resources, Inc. of our report dated March 29, 2006, with respect to the financial statements of the Franklin Templeton Profit Sharing 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 29, 2006